UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 17, 2007
First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)
100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)
Registrant’s telephone number, including area code: (419) 625-4121
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 17, 2007 the Board of Directors of First Citizens Banc Corp elected John O. Bacon, Thomas A. Depler, James D. Heckelman, John P. Pheiffer, J. William Springer and Gerald B. Wurm to the Board of Directors. Each of the newly elected directors has previously served on the Board of the banking affiliate, The Citizens Banking Company. In addition to serving on the Board of Directors, they will serve on various committees. Mr. Bacon and Mr. Pheiffer will serve on the Audit Committee. Mr. Depler, Mr. Heckelman and Mr. Springer will serve on the Nominating and Corporate Governance Committee. Mr. Springer and Mr. Wurm will serve on the Compensation Benefits and Liability Committee. Mr. Wurm will also serve on Asset Liability Committee.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp

(Registrant)

Date: April 19, 2007	/s/ James O. Miller

James O. Miller, Executive Vice President